KOHL'S CORPORATION PROVIDES FOURTH QUARTER UPDATE

MENOMONEE FALLS, WI, -- (Business Wire) - February 4, 2015 -- Kohl’s Corporation (NYSE: KSS) today reported fourth quarter comparable sales of 3.7% and updated its fiscal 2014 diluted earnings per share guidance to $4.20 - $4.22.

“We are pleased with our fourth quarter sales as we saw our base business improve and our new strategic framework, the Greatness Agenda, take hold," said Kevin Mansell, Kohl's chairman, chief executive officer and president.

"An instrumental component of our results was the exceptional service we provide every day," Mansell added. "I'd like to personally thank every one of our 140,000 associates across the company for their commitment to our customers and our path forward."

The Company will release its detailed report on the fourth quarter and full year as scheduled on February 26, 2015. Additional details on the Company’s performance and initial guidance for fiscal 2015 will be provided at that time.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading specialty department store with 1,163 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, the company offers amazing national and exclusive brands, incredible savings and inspiring shopping experiences in-store, online at Kohls.com and via mobile devices. Committed to its communities, Kohl’s has raised more than $257 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc.  For additional information about Kohl’s philanthropic and environmental initiatives, visit www.Kohls.com/Cares. For a list of store locations and information, or for the added convenience of shopping online, visit www.Kohls.com.

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Contacts

Investor Relations:
Wes McDonald, Senior Executive Vice President and Chief Financial Officer, (262) 703-1893

Media:
Bevin Bailis, SVP, PR and Communications, (262) 703-1464